Exhibit (a)(1)(vi)

NOTICE OF WITHDRAWAL OF TENDER

Regarding Common Shares of Beneficial Interest In

BlackRock Private Credit Fund

Tendered Pursuant to the Offer to Purchase

Dated October 31, 2023

The Offer will expire

at, and this Notice of Withdrawal must be

received by, 11:59 p.m., Eastern Time,

on November 30, 2023, unless the Offer is extended.

A.	IF YOU SUBMITTED YOUR TENDER OFFER THROUGH A FINANCIAL INTERMEDIARY: COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN TO YOUR FINANCIAL ADVISOR / PORTFOLIO MANAGER

You are responsible for confirming that this Notice of Withdrawal is received by your Financial Advisor or Portfolio Manager. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

OR

B.	IF YOU SUBMITTED YOUR TENDER OFFER DIRECTLY TO THE FUND’S TRANSFER AGENT: PLEASE COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN TO THE FUND’S TRANSFER AGENT AT:

FOR FIRST CLASS MAIL:

State Street Bank and Trust Company

Attn: Quincy Nunnally-Transfer Agency

P.O. Box 5493

Boston, MA 02206

FOR OVERNIGHT MAIL:

State Street Bank and Trust Company

Attn: Quincy Nunnally-Transfer Agency

1776 Heritage Drive

Mail Code: JAB/3

North Quincy, MA 02171

E-MAIL: BDEBT_TA_INQ@StateStreet.com FOR ADDITIONAL INFORMATION CALL: 1-888-204-3956

You are responsible for confirming that this Notice of Withdrawal is received by State Street Bank and Trust Company, the Fund’s Transfer Agent. To assure good delivery, please send this Notice to the Transfer Agent, and not to your financial advisor. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

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Ladies and Gentlemen:

The undersigned hereby withdraws the tender of its common shares of beneficial interest (“Shares”) in BlackRock Private Credit Fund (the “Fund”) for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated        .

This tender was in the amount of:

☐	All Shares

☐	Portion of Class S Shares expressed as number of units:

☐	Portion of Class D Shares expressed as number of units:

☐	Portion of Institutional Shares expressed as number of units:

Fund Account #:
Account Name/Registration:
Address:
City, State, Zip
Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

The undersigned recognizes that upon submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Fund.

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this Notice of Withdrawal of Tender relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this Notice of Withdrawal of Tender. If this Notice of Withdrawal of Tender is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority so to act must be submitted together with this Notice of Withdrawal of Tender.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Notice of Withdrawal of Tender – BlackRock Private Credit Fund

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